SECURITIES PURCHASE AGREEMENT

Ladies and Gentlemen:

Showtime Networks, Inc. (“SNI”) hereby confirms its agreement with you as follows:

1.  This Securities Purchase Agreement, including Annex I hereto, and the exhibits and schedule thereto, each of which Annex, exhibit and schedule are hereby expressly incorporated as an integral part of this agreement (collectively, the “Agreement”) is made as of January 3, 2007 between Pro Elite, Inc. (the “Company”) and SNI with respect to (a) the sale of 1,666,667 units (the “Units”) to SNI, each Unit consisting of three shares of the Company’s Common Stock (the “Shares”) and one three-year warrant to purchase one Share at an exercise price of $2.00 per Share (the “Investor Warrant”), and (b) warrants to purchase five million Shares of which (i) warrants to purchase 2,500,000 Shares shall be issued to SNI (the “Vested Warrants”) and be exercisable as of the date of the closing of the purchase of the Units and (ii) warrants to purchase 2,500,000 Shares shall be issued to SNI (the “SNI Warrants”) and be exercisable at any time upon the earlier of (x) November 8, 2009 and (y) the date when the Exclusive Distribution Agreement dated November 8, 2006 between the Company and SNI is terminated (if at all) due to a breach of the Company. The form of the Investor Warrants, the Vested Warrants and the SNI Warrants are attached hereto as Exhibits A, B and C, respectively.

2.  SNI shall purchase from the Company, and the Company will sell to the SNI, 1,666,667 Units, at a purchase price per Unit of $3.00 and the Company shall issue to SNI the Investor Warrants, the Vested Warrants and the SNI Warrants, all pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested, certificates representing the Shares and Investor Warrants included within the Units and the Vested Warrants and the SNI Warrants will be registered in SNI’s name and address as set forth below.

The next page is the signature page.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:
COMPANY:	PRO ELITE, INC.
By:_________________________________________
INVESTOR:	SHOWTIME NETWORKS, INC. ______________________________________

By:_________________________________________ Signature of investor or authorized person
Its:_________________________________________ Title of authorized person

Address:____________________________________
___________________________________________
___________________________________________
Contact Name:________________________________
Facsimile Number:_____________________________
Email Address:_______________________________

Name in which warrant certificates should be registered (if different): ______________________________________
Tax I.D. No: __________________________________

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.  Agreement to Sell and Purchase the Units, the Vested Warrants and the SNI Warrants; Subscription Date.

1.1  At the Closing (as defined in Section 2), the Company will sell to SNI, and SNI will purchase from the Company, upon the terms and conditions hereinafter set forth, 1,666,667 Units (“Investor’s Units”) at a purchase price per Unit of $3.00, and the Company will issue to SNI the Vested Warrants and the SNI Warrants, pursuant to the Terms and Conditions set forth herein.

2.  Delivery of the at Closing. The completion of the purchase and sale of the Investor’s Units (the “Closing”) shall occur no later than January 6, 2007, as such date may be extended by the Company and SNI (the “Closing Date”), at the offices of Troy & Gould, Professional Corporation, the Company’s counsel, 1801 Century Park East, Suite 1600, Los Angeles, California 90067. At the Closing, the Company shall deliver to SNI certificates representing the Shares and Investor Warrants included with the Investor’s Units and the Vested Warrants and the SNI Warrants, each such certificate to be registered in the name of SNI, or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of a nominee designated by such party. If neither SNI nor a representative of SNI is present at the Closing to take physical delivery of the certificates, then delivery shall be deemed made at Closing by the transmission of a facsimile of the certificates to the Investor (or nominee designated by the Investor) followed by delivery of the original certificates by a nationally recognized overnight express courier.

The Company’s obligation to issue the Shares, the Investor Warrants, the Vested Warrants and the SNI Warrants shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the aggregate purchase price for the Investor’s Units; and

(b) the accuracy of the representations and warranties made by the SNI and the fulfillment of those undertakings of SNI (the “Investor”) to be fulfilled prior to the Closing.

3.  Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

3.1  Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the Investor Rights Agreement referred to in Section 7 (collectively, the “Transaction Documents”), and the Transaction Documents have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2  Non-Contravention. The execution and delivery of the Transaction Documents by the Company, the issuance and sale of the Units, the Shares, and the Investor Warrants, Vested Warrants and SNI Warrants (collectively, the “Warrants”) to be sold by the Company hereunder, the fulfillment of the terms of the Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any material law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Transaction Documents by the Company and the valid issuance and sale of the Units, Shares and Warrants to be sold by the Company pursuant to the Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

3.3  Most Favored Nations. If, at any time and from time to time during the period commencing on October 3, 2006 (the “Effective Date”) and ending on the first anniversary of the Effective Date, the Company issues additional shares of Common Stock or options, warrants or other securities which would entitle the holder thereof to acquire (whether by exercise, exchange, conversion or otherwise) at any time Common Stock (the “Additional Shares”) at a price or exercise, exchange, conversion or other price per share of Common Stock less than $2.00 (subject to adjustment for splits, recapitalizations, reorganizations), then the Company shall provide notice thereof to SNI, and within ten business days, from receipt of notice, SNI shall have the right to purchase at the par value thereof such number of additional shares of Common Stock so that the “effective purchase price per share” payable by SNI shall be the same per share purchase price of the Additional Shares. As used herein, the “effective price per share” shall mean the product of (i) the total consideration paid for all shares purchased by SNI (both those purchased at the Closing under this Agreement and those which may be purchased under this Section 3.3), divided by (ii) the total number of shares described in clause (i). Notwithstanding the foregoing, no adjustment will be made in respect of (a) shares of Common Stock or options to employees, consultants officers or directors of the Company pursuant to any stock or option plan, other arrangement or agreement duly adopted by the Board of Directors of the Company, (b) securities upon the exercise of or conversion of any securities issued at the Closing, or convertible securities, options or warrants issued and outstanding on the Closing, (c) securities issued pursuant to strategic transactions with an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds or pursuant to acquisitions or equipment leases, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issued in connection with any other antidilution or price protection provisions.

4.  Representations, Warranties and Covenants of the Investor.

4.1  The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) OR is a “Qualified Institutional Buyer” within the meaning of Rule 144A of the Act and, in any such case the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Investor’s Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Investor’s Units; (ii) the Investor is acquiring the Investor’s Units, Shares and Warrants in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Investor’s Units, Shares and Warrants or any arrangement or understanding with any other persons regarding the distribution of such Investor’s Units, Shares and Warrants; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Investor’s Units, Shares and Warrants except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder, except that the Investor may pledge the Shares in connection with a bona fide margin account or other loan or financing; (iv) the Investor and the Investor’s representatives, if any, have been solely responsible for the Investor’s own “due diligence” investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for the Investor’s own analysis of the fairness and desirability of the terms of the investment; and (v) the Investor has, in connection with its decision to purchase the Investor’s Units, Shares and Warrants, relied only upon the Company’s Confidential Private Offering Memorandum dated September 28, 2006 (the “Memorandum”) and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Shares and Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.

4.2  The Investor hereby covenants with the Company not to make any sale of the Investor’s Units, Shares and Warrants without complying with the provisions of this Agreement, and the Investor acknowledges that the certificates evidencing the Shares and Warrants will be imprinted with a legend that prohibits their transfer except in accordance therewith.

4.3  The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4  The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares and Warrants constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and Warrants.

4.5  The Investor hereby acknowledges that it has received, read and understands the Memorandum. Without limiting the generality of the foregoing, Investor understands and acknowledges that there are substantial risks incident to the investment in and ownership of the Units, Shares and Warrants including, without limitation, each of the matters discussed in the Memorandum under the heading “Risk Factors.”

4.6  Investor and Investor’s representatives, if any, have had a reasonable opportunity to ask questions of and receive answers from the management of the Company, or a person or persons acting on behalf of the Company, concerning the Company and its proposed activities and business, the Company’s capitalization, the Company’s management, and the offering and sale of the Units, and otherwise to investigate the Company’s business, operations, management, financial condition and prospects. Investor has adequate means of providing for Investor’s current needs and possible personal contingencies, has no need for liquidity in this investment and could afford to lose the entire amount of this investment. Investor’s commitment to all investments and investments, which are not readily marketable, is reasonable in relation to Investor’s net worth and an investment in the Units will not cause Investor’s overall commitment to be excessive. Investor is acquiring the Units for Investor’s own account, as a principal, without a view to the resale or distribution of all or any part of the Units and has no present intention, agreement or arrangement to divide Investor’s participation with others or to resell, assign, transfer or otherwise dispose of all or any part of the Units for which Investor has subscribed. If Investor is a corporation, partnership, limited liability company, trust or other entity, it is authorized and otherwise duly qualified to purchase and hold a membership interest in the Company and has not been formed for the specific purpose of acquiring Units.

5.  Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made herein by the Company and the Investor shall survive the execution of this Agreement, the delivery to the Investor of the Units, Shares and Warrants being purchased and the payment therefore.

6.  Indemnification. Investor hereby agrees to indemnify the Company and its agents and representatives, and hold the Company and its agents and representatives harmless from and against, any and all liability, damage, cost or expense incurred on account of, relating to or arising out of or in connection with: (i) any inaccuracy in Investor’s declarations, representations, and warranties set forth herein or in any other communications to the Company or any of the foregoing parties; and/or (ii) the disposition of any of the Units, Shares or Warrants for which Investor has subscribed herein contrary to the foregoing declarations, representations and warranties.

7.  Registration of the Shares; Compliance with the Securities Act. Pursuant to an Investor Rights Agreement entered into concurrently with this Agreement, the Company agrees to file a registration statement with the SEC on the later to occur of (a) 45 days from the date that SNI notifies the Company to so file, or (b) sixty days from the effective date of a registration statement covering the resale of securities issued by the Company on October 3, 2006 in a private placement.

8.  Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered mail, Express Mail or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered mail, three business days after so mailed, (ii) if delivered by Express Mail or a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Pro Elite, Inc. Santa Monica Capital Partners 9229 Sunset Boulevard, Suite 505 Los Angeles, California 90069 Attention: David Marshall Phone: (310) 573-9711

with a copy to:

Troy & Gould, Professional Corporation Attn: David Ficksman Phone: (310) 789-1290 Facsimile: (310) 789-1490

(b)  if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing

9.  Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10.  Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.  Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any California federal court sitting in the City of Los Angeles.

13.  Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

14.  Finders’ Fees. Neither the Company nor the Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of the other party to pay any finder’s fee or commission in connection with this transaction, except for fees payable by the Company to the Placement Agent.

15.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

16.  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Investor, including without limitation and without the need for an express assignment, affiliates of the Investor. With respect to transfers that are not made pursuant to the Investor Rights Agreement, the rights and obligations of an Investor under this Agreement shall be automatically assigned by the Investor to any transferee of all or any portion of the Investor’s Shares who is a Permitted Transferee (as defined below); provided, however, that within two business days prior to the transfer, (i) the Company is provided notice of the transfer including the name and address of the transferee and the number of Shares and Warrants transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement. (For purposes of this Agreement, a “Permitted Transferee” shall mean any person who (a) is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (b) is a transferee of at least 25% of the Investor’s Shares received in a transaction permitted under the securities laws of the United States), or (c) with respect to SNI, is CBS Corporation or is a person controlled by CBS Corporation. Upon any transfer permitted by the second sentence of this Section 16, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee were an Investor.

17.  Press Release. Except as required by applicable law or regulation, the Company shall not issue any press release, which refers to CBS Corporation, SNI or their respective subsidiaries without the express prior written consent of CBS Corporation.